UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 21, 2019

001-35922
(Commission file number)

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1250 Wood Branch Park Dr., Suite 400
Houston, Texas 77079
 (Address of principal executive offices)

(713) 221-1768
 (Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PED	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

The original Form 8-K filed by the Company with the Securities and Exchange Commission on May 21, 2019 (the “Original Form 8-K”), inadvertently failed to include Exhibit 10.1, even though such exhibit was referenced as attached in the Exhibit Table and Exhibit Index of that filing. This Amendment No. 1 to Form 8-K is being filed solely to include such Exhibit 10.1. No other changes to the Original Form 8-K have been made.

Item 1.01    Entry Into a Material Definitive Agreement.

Common Stock Issuance to SK Energy LLC

On May 21, 2019, PEDEVCO Corp. (the “Company”, “PEDEVCO”, “we” and “us”), raised $14,999,998.20 through the sale of 6,818,181 shares of restricted Company common stock at a price of $2.20 per share (the “Purchase Price”) to SK Energy LLC (“SK Energy”), a company wholly-owned by our Chief Executive Officer and director, Dr. Simon Kukes, pursuant to a Common Stock Subscription Agreement, dated May 21, 2019, entered into by and between the Company and SK Energy (the “Subscription Agreement”). The Purchase Price represents a premium to the closing price of the Company’s common stock on the NYSE American Exchange as of the closing date and was above the greater of the book/market price of the Company’s common stock for the purposes of the NYSE American Exchange.

As a result of the purchase, SK Energy, which beneficially owned 78.2% of our outstanding common stock prior to the Subscription Agreement, beneficially owns 81.0% of our outstanding common stock.

The Company intends to apply the funds raised from the sale of the common stock to (i) fund the Company’s 2019 Permian Basin asset development program and (ii) fund additional acquisition activities in the Permian Basin.
* * * * * * * * *
The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

In addition to the issuance of 6,818,181 shares of restricted Company common stock to SK Energy on May 21, 2019 as described above, on May 16, 2019, the Company sold an aggregate of 1,500,000 shares of Company restricted common stock to two purchasers who are not affiliated with the Company (the “Non-Affiliates”) at a price a price of $2.00 per share, pursuant to Common Stock Subscription Agreements substantially similar to the Subscription Agreement entered into with SK Energy.

We claim an exemption from registration for the issuance and sale of the Company’s restricted common stock to SK Energy and the Non-Affiliates described above pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act of 1933, as amended (“Securities Act”), since the foregoing issuances did not involve a public offering, the recipients were “accredited investors” and/or had access to similar information as would be included in a Registration Statement under the Securities Act. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 7.01.     Regulation FD Disclosure.

The Company issued a press release on May 21, 2019 regarding the matters discussed in Items 1.01 and 3.02 above.  A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of this Report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	$14,999,998.20 Common Stock Subscription Agreement between PEDEVCO Corp. and SK Energy LLC, dated May 21, 2019
99.1**	Press Release dated May 21, 2019

* Filed herewith.
** Furnished as Exhibit 99.1 to the Original Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEDEVCO CORP.

Date: August 12, 2019	By:	/s/ Dr. Simon Kukes
Dr. Simon Kukes
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	$14,999,998.20 Common Stock Subscription Agreement between PEDEVCO Corp. and SK Energy LLC, dated May 21, 2019
99.1**	Press Release dated May 21, 2019

* Filed herewith.
** Furnished as Exhibit 99.1 to the Original Form 8-K.